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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
STATION CASINOS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STATION CASINOS, INC.

2411 West Sahara Avenue
Las Vegas, Nevada 89102
(702) 367-2411

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held: May 19, 2004
To Be Held At: Green Valley Ranch Station Casino

To the Stockholders:

        NOTICE is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Station Casinos, Inc., a Nevada corporation (the "Company") will be held at Green Valley Ranch Station Casino on May 19, 2004, beginning at 10:00 a.m. local time, for the following purposes:

  1.
  To elect three directors to serve for a term of three years until the 2007 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

  2.
  To approve the Company's Senior Executive Annual Bonus Plan;

  3.
  To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2004; and

  4.
  To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof; all as more fully described in the accompanying Proxy Statement.

        Holders of the Company's common stock, par value $0.01 per share, at the close of business on March 26, 2004, the record date fixed by the Company's board of directors (the "Board of Directors"), are entitled to notice of and to vote at the Annual Meeting. The Board of Directors urges all stockholders of record to exercise their right to vote at the Annual Meeting personally or by proxy. Accordingly, we are sending you the following Proxy Statement and the enclosed proxy card.

        Whether or not you plan to attend the Annual Meeting please specify your vote on the accompanying proxy card and sign, date and return it as promptly as possible in the enclosed pre-addressed, postage-paid envelope, or vote by telephone at the toll-free number included on the accompanying proxy card or vote by Internet at the website included on the accompanying proxy card.

        Your prompt response will be appreciated.

By Order of the Board of Directors
Scott M Nielson Secretary
Las Vegas, Nevada April 13, 2004

STATION CASINOS, INC.

2411 West Sahara Avenue
Las Vegas, Nevada 89102

PROXY STATEMENT

        The accompanying proxy is solicited by the board of directors (the "Board of Directors") of Station Casinos, Inc., (the "Company") to be used at the Annual Meeting of Stockholders on May 19, 2004 (the "Annual Meeting") to be held at 10:00 a.m. local time at Green Valley Ranch Station Casino, 2300 Paseo Verde, Henderson, Nevada. This Proxy Statement and the enclosed form of proxy are being sent to stockholders on or about April 13, 2004.

        At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

ITEM I	The election of three directors to serve until the 2007 Annual Meeting.
ITEM II	Approval of the Company's Senior Executive Annual Bonus Plan.
ITEM III	A proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2004.

        Any stockholder giving a proxy may revoke it at any time prior to its exercise at the Annual Meeting by giving notice of such revocation either personally or in writing to the Secretary of the Company at the Company's executive offices, by subsequently executing and delivering another proxy or by voting in person at the Annual Meeting.

        The Board of Directors believes that the election of its director nominees, approval of the Company's Senior Executive Annual Bonus Plan and the ratification of Ernst & Young LLP as the Company's independent auditors for 2004 are in the best interests of the Company and its stockholders and recommends the approval of each of the proposals contained in this Proxy Statement.

VOTING

        Shares represented by duly executed and unrevoked proxies in the enclosed form received by the Board of Directors will be voted at the Annual Meeting in accordance with the specifications made therein by the stockholders, unless authority to do so is withheld. If no specification is made, shares represented by duly executed and unrevoked proxies in the enclosed form will be voted FOR the election as directors of the nominees listed herein, FOR the approval of the Company's Senior Executive Annual Bonus Plan, FOR the ratification of Ernst & Young LLP as the Company's independent auditors for 2004 and, with respect to any other matter that may properly come before the Annual Meeting, in the discretion of the persons voting the respective proxies.

        The cost of preparing, assembling and mailing of proxy materials will be borne by the Company. Directors, executive officers and other employees may also solicit proxies but without receiving special compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.

        Only holders of record at the close of business on March 26, 2004 (the "Record Date") of the Company's common stock, $0.01 par value, will be entitled to vote at the Annual Meeting. On the Record Date, there were 63,143,179 shares of common stock outstanding. Each share of common stock is entitled to one vote on all matters presented at the Annual Meeting.

Vote Required

        The election of the director nominees requires a plurality of the votes cast in person or by proxy at the Annual Meeting. Under Nevada law, the Company's Restated Articles of Incorporation (the "Articles") and the Company's Restated Bylaws (the "Bylaws"), shares as to which a stockholder abstains or withholds from voting on the election of directors and shares to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") on the election of directors will not be counted as voting thereon and therefore will not affect the election of the nominees receiving a plurality of the votes cast.

        Approval of the Company's Senior Executive Annual Bonus Plan and the proposal to ratify Ernst & Young LLP as the Company's independent auditors for 2004 requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting. Under the Articles and Bylaws, each abstention and broker non-vote on this proposal has the same legal effect as a vote against such proposal.

        The stockholders of the Company have no dissenters or appraisal rights in connection with items I, II or III.

ITEM I
NOMINEES FOR ELECTION OF DIRECTORS

        The Articles and Bylaws require that the number of directors on the Board of Directors be not less than three (3) nor more than fifteen (15). Currently, the Board of Directors has fixed the number of directors at seven (7). The Board of Directors presently consists of the following persons: Frank J. Fertitta III, Lorenzo J. Fertitta, Blake L. Sartini, Lowell H. Lebermann, Jr., James E. Nave D.V.M. and Lee S. Isgur. On December 5, 2003, Mr. Isgur was elected to the Board of Directors and Glenn C. Christenson and Delise F. Sartini resigned from the Board of Directors. Mr. Isgur's nomination was recommended by the Company's management and approved by the Board of Directors. On March 30, 2004, Lynette Boggs McDonald resigned from the Board of Directors. Ms. Boggs McDonald was nominated on July 24, 2003 by the members of the Board of Directors to fill the vacancy created by the resignation of Timothy N. Poster on June 25, 2003. The Board of Directors intends to fill the vacancy with an independent director. The Board of Directors is staggered into three classes. Class I consists of Lowell H. Lebermann, Jr, whose term expires in 2006. Class II consists of Lorenzo J. Fertitta, Blake L. Sartini and James E. Nave, D.V.M., whose terms expire in 2004. Class III consists of Frank J. Fertitta III and Lee S. Isgur, whose terms expire in 2005. At each annual meeting, the terms of one class of directors expire. Each director nominee is elected to the Board of Directors for a term of three years.

        At the Annual Meeting, three directors are to be elected to serve until the 2007 Annual Meeting and until their successors are elected and qualified. Unless authority to vote for directors is withheld in the proxy card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the election of the three nominees listed below. The persons designated as proxies will have discretion to cast votes for other persons in the event any nominee for director is unable to serve. At present, it is not anticipated that any nominee will be unable to serve.

        The names and certain information concerning the persons to be nominated as directors by the Board of Directors at the Annual Meeting are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW.

        Lorenzo J. Fertitta.    Mr. Fertitta was appointed Vice Chairman of the Board of the Company in December 2003. Mr. Fertitta has served as President of the Company since July 2000 and has served as a director since 1991. Mr. Fertitta served as President and Chief Executive Officer of Fertitta

Enterprises, Inc. from June 1993 to July 2000, where he was responsible for managing an investment portfolio consisting of marketable securities and real property. From 1991 to 1993, he served as Vice President of the Company. Mr. Fertitta currently serves as Chairman of the Nevada Resort Association. Mr. Fertitta served as a commissioner on the Nevada State Athletic Commission from November 1996 until July 2000.

        Blake L. Sartini.    Mr. Sartini is currently the Chief Executive Officer of Golden Gaming, Inc. (formerly Southwest Gaming Services, Inc.). On September 30, 2001, Mr. Sartini resigned his position as Chief Operating Officer of Station Casinos concurrent with his purchase of Golden Gaming, Inc., from the Company. Mr. Sartini was appointed Chief Operating Officer of the Company in March 1997 and served as Executive Vice President of the Company from February 1994 to September 30, 2001.

        James E. Nave, D.V.M.    Dr. Nave has served as a director of the Company since March 2001, is chairman of the Audit Committee and serves on the Governance and Compensation Committee. Dr. Nave has been an owner of the Tropicana Animal Hospital since 1974 and has been the owner and manager of multiple veterinary hospitals since 1976. Dr. Nave has also served on the board of directors of Bank West of Nevada since 1994, where he also serves as Chairman of both the Site and Investment Committees. Dr Nave has served on the board of directors of Western Alliance Bancorporation since 2003, where he also serves on the Audit Committee. Dr. Nave is also the Globalization Liaison Agent for Education and Licensing for the American Veterinary Medical Association and is Chairperson of the National Commission for Veterinary Economics Issues. In addition, Dr. Nave is a member and past President of the Nevada Veterinary Medical Association, the Clark County Veterinary Medical Association, the National Academy of Practitioners, the Western Veterinary Conference, the American Animal Hospital Association, the Executive Board of the World Veterinary Association and was a member of the University of Missouri, College of Veterinary Medicine Development Committee from 1984 to 1992. He was also a member of the Nevada State Athletic Commission from 1988 to 1999 and served as its chairman from 1989 to 1992 and from 1994 to 1996.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the directors, executive officers and certain key management personnel of the Company and certain of its subsidiaries. All directors hold their positions until their terms expire and until their respective successors are elected and qualified. Executive officers are elected by and serve at the discretion of the Board of Directors.

Name	Age	Position
Frank J. Fertitta III(*)	42	Chairman of the Board and Chief Executive Officer
Lorenzo J. Fertitta(*)	35	Vice Chairman of the Board and President
Stephen L. Cavallaro	46	Executive Vice President and Chief Operating Officer
Glenn C. Christenson	54	Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer
Scott M Nielson	46	Executive Vice President, Chief Legal Officer and Secretary
William W. Warner	39	Executive Vice President and Chief Development Officer
Richard J. Haskins	40	Vice President, General Counsel and Assistant Secretary
Blake L. Sartini(*)	45	Director
Lee S. Isgur	66	Director
Lowell H. Lebermann, Jr	64	Director
James E. Nave, D.V.M.	59	Director

(*)
Frank J. Fertitta III and Lorenzo J. Fertitta are brothers and Blake L. Sartini is their brother-in-law.

        Set forth below are the Class I and Class III directors whose terms do not expire this year together with non-director executive officers of the Company, along with certain information regarding these individuals.

        Frank J. Fertitta III.    Mr. Fertitta has served as Chairman of the Board of the Company since February 1993 and Chief Executive Officer since July 1992. Mr. Fertitta also served as President of the Company from 1989 until July 2000. He has held senior management positions since 1985, when he was named General Manager of Palace Station. He was elected a director of the Company in 1986, at which time he was also appointed Executive Vice President and Chief Operating Officer.

        Lee S. Isgur.    Mr. Isgur has served as a director of the Company since December 2003 and serves on the Audit and Governance and Compensation Committees. Mr. Isgur has been the Managing Partner of Corporate Counselors, a research and investment banking consulting firm, since 1997 and has served on the board of directors of eDiets since 1999, where he chairs the Audit and Compensation Committees. From 1994 to 1997, Mr. Isgur was a Managing Director of Jefferies & Company, an investment banking firm. Prior to that, he was a partner at Volpe Welty & Company, a research and investment banking firm.

        Lowell H. Lebermann, Jr.    Mr. Lebermann has served as a director of the Company since October 1993 and is Chairman of the Governance and Compensation Committee and serves on the Audit Committee. He is Chairman of Centex Beverage, Inc., a wholesale distributor of Miller beer and imported beverages. He is a director of Patton Medical, Inc. and DoggettData, Inc., of Austin, Texas. He is a former director of Valero Energy Corporation, San Antonio and of Franklin Federal Bancorp, Austin (acquired by Norwest) and founding member of the board of directors of the Texas Workers' Compensation Fund. From 1993 to 1999, he was a member of the Board of Regents of The University of Texas System. He was a Council Member on the Austin City Council from 1971 to 1977.

        Glenn C. Christenson.    Mr. Christenson was appointed Chief Administrative Officer in March 1997 and has served as Executive Vice President of the Company since February 1994. From 1989 to 1993, he served as Vice President of the Company. He has served as Chief Financial Officer since 1989, as Treasurer since 1992 and as a director of the Company from 1993 to December 2003. Mr. Christenson is a Certified Public Accountant. From 1983 to 1989, he was a partner of the international accounting firm of Deloitte Haskins & Sells (now Deloitte & Touche), where he served as partner-in-charge of audit services for the Nevada practice and National Audit partner for the Hospitality Industry. Mr. Christenson has served on the board of directors of the Nevada Resort Association and was Chairman of the Nevada Resort Association's IRS Liaison Committee. He currently serves as a director of Nevada Community Bank and is a member of its Audit Committee. He is a member of the Board of Trustees of the Las Vegas Chamber of Commerce and is a director for the Nevada State College Foundation Board.

        Stephen L. Cavallaro.    Mr. Cavallaro, who was the General Manager of Palace Station from June 1992 until February 1994, re-joined the Company as Chief Operating Officer in June 2001. Mr. Cavallaro has over 22 years experience in the gaming industry, including positions as Chief Operating Officer of Harvey's Casino Resorts from February 1996 to September 1999 and Senior Vice President and General Manager of the Hard Rock Hotel from February 1994 to February 1996. Mr. Cavallaro was also the President and Chief Executive Officer of Travelscape.com, Inc. from October 1999 to September 2000.

        Scott M Nielson.    Mr. Nielson was appointed Chief Legal Officer of the Company in March 2002 and has been an Executive Vice President of the Company since June 1994. He served as General Counsel from 1991 to March 2002. In 1992, he was appointed Secretary of the Company. From 1991 through June 1994, he served as Vice President of the Company. From 1986 to 1991, Mr. Nielson was in private legal practice as a partner in the Las Vegas firm of Schreck, Jones, Bernhard, Woloson &

Godfrey (now Schreck Brignone), where he specialized in gaming law and land use planning and zoning. Mr. Nielson is a member of the American Bar Association, the Nevada Bar Association and the International Association of Gaming Attorneys.

        William W. Warner.    Mr. Warner was appointed Executive Vice President and Chief Development Officer of the Company in March 2002. He served as Vice President of Finance of the Company from January 1996 to March 2002 and Director of Finance from August 1993 to January 1996. Prior to his employment by the Company, Mr. Warner served as Controller of Kentco Capital Corporation from 1991 to 1993 and from 1986 to 1991 he served with the international accounting firm of Arthur Andersen, LLP, as an Audit Manager.

        Richard J. Haskins.    Mr. Haskins was appointed Assistant Secretary of the Company in September 2003. He has been a Vice President of the Company since November 1998 and has served as General Counsel of the Company since April 2002. He served as Associate General Counsel of the Company from November 1998 to March 2002 and General Counsel of Midwest Operations from November 1995 to October 1998. From 1990 to October 1995, Mr. Haskins was in private legal practice, most recently as a partner in the Kansas City, Missouri law firm of Rose Brouillette & Shapiro P. C. Mr. Haskins is a member of the American Bar Association, the Kansas Bar Association, the Missouri Bar Association and the Nevada Bar Association.

Meetings of the Board of Directors

        The Board of Directors met 13 times during 2003. The Board of Directors has a standing Audit Committee and Governance and Compensation Committee. None of the members of the Board of Directors attended less than 75% of the meetings of the Board of Directors held, or of the total number of meetings held by all committees of the Board of Directors on which various members served during 2003. The current members of each of the Board of Directors' committees are listed below.

        All of the members of the Board of Directors were in attendance at the 2003 annual shareholders' meeting, which included Frank J. Fertitta III, Lorenzo J. Fertitta, Blake L. Sartini, Delise F. Sartini, Glenn C. Christenson, Dr. James E. Nave, Lowell H. Lebermann and Timothy N. Poster. It is the Company's policy that all members of the Board of Directors are expected to attend the annual shareholders' meeting.

Director Independence

        The Board of Directors has determined that each of Messrs. Lebermann, Nave and Isgur are independent directors (as independence is defined in Sections 303.01 (B)(2)(a) and 3 of the New York Stock Exchanges's ("NYSE") Standards). As part of its analysis, the Board of Directors determined that none of Messrs. Lebermann, Nave or Isgur has a direct or indirect material relationship with the Company.

Executive Sessions of Non-Management Directors

        In order to promote open discussion among the non-management directors, the Board of Directors intends to schedule regular executive sessions, at least four times each year, in which those directors meet without management participation. The Chairman of each executive session will rotate between the chairpersons of the Company's Audit Committee and Governance and Compensation Committee.

The Audit Committee

        The Board of Directors has a separately designated standing Audit Committee that was established in accordance with Section 3(a) (58) (A) of the Securities Exchange Act of 1934. The current members of the Audit Committee are James E. Nave, D.V.M., Chairman, Lowell H. Lebermann, Jr. and Lee S.

Isgur. Ms. Boggs McDonald and Mr. Poster served as members of the Audit Committee prior to their resignations from the Board of Directors in March 2004 and June 2003, respectively. During 2003, the Audit Committee met 11 times.

        The Audit Committee, comprised solely of independent directors (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE listing standards), meets periodically with the Company's independent auditors, management, internal auditors and legal counsel to discuss accounting principles, financial and accounting controls, the scope of the annual audit, internal controls, regulatory compliance and other matters. The Audit Committee also advises the Board of Directors on matters related to accounting and auditing and selects the Company's independent auditors. The independent auditors and the internal auditors have complete access to the Audit Committee without management present to discuss results of their audit and their opinions on adequacy of internal controls, quality of financial reporting and other accounting and auditing matters. The responsibilities of the Audit Committee are outlined in a written charter, which is included in Appendix A.

Audit Committee Financial Expert

        The Board of Directors has determined that all Audit Committee members are financially literate under the current listing standards of the NYSE. The Board of Directors also determined that Lee S. Isgur qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

The Governance and Compensation Committee

        In April 2004, the Board of Directors changed the name of the Human Resources Committee to the Governance and Compensation Committee and expanded the responsibilities of the Committee to include matters relating to the nomination of directors and corporate governance policies in addition to compensation matters. The current members of the Governance and Compensation Committee are Lowell H. Lebermann, Jr., Chairman, James E. Nave, D.V.M. and Lee S. Isgur. Ms. Boggs McDonald and Mr. Poster served as members of the Governance and Compensation Committee prior to their resignations from the Board of Directors in March 2004 and June 2003, respectively.

        The Governance and Compensation Committee, currently comprised solely of independent directors (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE listing standards), reviews and takes action regarding terms of compensation, employment contracts and pension matters that concern officers and key employees of the Company. The Governance and Compensation Committee also reviews and takes action regarding grants of all stock options and restricted shares to employees. The Governance and Compensation Committee is also responsible for matters concerning the nomination of directors and corporate governance policies. The Governance and Compensation Committee met 20 times during 2003. The responsibilities of the Governance and Compensation Committee are outlined in a written charter, which will be made available on the Company's website at www.stationcasinos.com on or before the date of the Annual Meeting.

        The Governance and Compensation Committee also evaluates and recommends candidates for election as directors, makes recommendations concerning the size and composition of the Board of Directors, implements the Company's corporate governance policies and assesses the effectiveness of the Board of Directors.

        In evaluating and determining whether to nominate a candidate for a position on the Company's Board of Directors, the Committee will consider the criteria outlined in the Company's corporate governance policy, which include high professional ethics and values, relevant management experience and a commitment to enhancing shareholder value. In evaluating candidates for nomination, the Committee utilizes a variety of methods. The Company regularly assesses the size of the Board of Directors, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board of Directors. Candidates may come to the attention of the Committee from current Board of Directors members, shareholders, professional search firms, officers or other persons. The Committee will review all candidates in the same manner regardless of the source of the recommendation. The Committee will consider shareholder recommendations of candidates when the recommendations are properly submitted. Any shareholder recommendations which are submitted under the criteria summarized above should include the candidate's name and qualifications for Board of Directors membership, which must be submitted no later than ninety (90) days prior to the anniversary of the prior annual meeting and should be addressed to:

    Corporate Secretary
    Station Casinos, Inc.
    2411 West Sahara Avenue
    Las Vegas, Nevada 89102

        The notice must include all of the information required by the Company's Bylaws, including but not limited to the candidate's name, age, business address, residence address, principal occupation or employment, the number of shares of the Company's common stock beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law.

Compensation of Directors

        Directors who are not directly or indirectly affiliated with the Company receive a monthly fee of $4,167, a fee of $1,500 for each board meeting attended, $1,500 for each committee meeting attended and the committee chairman receives an additional $1,000 for each committee meeting attended. All directors are reimbursed for expenses connected with attendance at meetings of the Board of Directors. All directors are eligible to participate in the Stock Compensation Program. See "Stock Compensation Program" as described hereinafter.

Other Arrangements

        Effective March 30, 2004, Ms. Boggs McDonald resigned from the Board of Directors. As compensation for her service to the Company, the Governance and Compensation Committee approved the pro rata vesting of the restricted shares previously granted to Ms. Boggs McDonald for her length of service on the Board of Directors and the Company repurchased such shares from Ms. Boggs McDonald for $77,300, which was based on the closing price of the Company's stock on March 31, 2004.

Governance and Compensation Committee Interlocks and Insider Participation

        The current members of the Governance and Compensation Committee are Lowell H. Lebermann, Jr., Chairman, James E. Nave, D.V.M. and Lee S. Isgur. Ms. Boggs McDonald and Mr. Poster served as members of the Governance and Compensation Committee prior to their resignations from the Board of Directors in March 2004 and June 2003, respectively. Each person is an independent director (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE listing standards) of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10% of the Company's common stock to file reports of ownership on Forms 3, 4 and 5 with the Commission. Executive officers, directors and 10% stockholders are required by the Commission to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its executive officers, directors and greater than 10% beneficial owners complied with all of the filing requirements applicable to them with respect to transactions during 2003, with the exception of a Form 3 filed for Ms. Lynette Boggs McDonald, which was not filed on a timely basis, reporting her appointment to the Board of Directors and acquisition by grant of restricted shares from the Company.

Legal Proceedings Involving Directors, Officers, Affiliates or Beneficial Owners

        No director, officer, affiliate or beneficial owner of the Company, or any associate thereof, is a party adverse to the Company or any of its subsidiaries in any lawsuit nor has a material adverse interest to the Company.

Code of Ethics

        The Company is finalizing and adopting a code of ethics that applies to all of its directors, officers (including its executive officer and chief financial officer) and employees. The Company will make the Code of Ethics and any waivers or amendments to the Code of Ethics available on its website at www.stationcasinos.com no later than the date of the Annual Meeting.

Corporate Governance Guidelines

        The Company is finalizing and adopting Corporate Governance Guidelines that will be available on its website at www.stationcasinos.com no later than the date of the Annual Meeting.

Shareholder Communications with Directors

        Shareholders may communicate with the Board of Directors, including the non-management directors, by sending a letter to the Station Casinos, Inc. Board of Directors c/o Corporate Secretary, 2411 W. Sahara Ave, Las Vegas, Nevada 89102. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit the correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

        The following table sets forth, as of February 29, 2004, certain information regarding the shares of common stock beneficially owned by each stockholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of common stock (solely based on information reported on Forms 13F or 13G filed with the Securities and Exchange Commission), by each director and named executive officer and by all executive officers and directors as a group.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)(2)	Currently Owned(3)	Acquireable Within 60 days	Percent of Class
Frank J. Fertitta III	7,169,896	45,000	11.1
Lorenzo J. Fertitta	5,991,832	30,000	9.5
Blake L. Sartini (4)	5,466,718	15,000	8.6
Delise F. Sartini (4)	4,622,689	—	7.4
Highfields Capital Management LP (5)	4,694,962	—	7.5
Par Capital Management, Inc. (6)	3,203,900	—	5.1
Scott M Nielson (7)	830,275	10,000	1.3
Glenn C. Christenson (8)	489,416	15,000	*
William W. Warner (9)	256,944	60,000	*
Stephen L. Cavallaro (10)	217,419	—	*
Richard J. Haskins	25,268	10,000	*
Lowell H. Lebermann, Jr.	57,500	—	*
James E. Nave, D.V.M.	35,000	—	*
Lee S. Isgur (11)	14,201	—	*
Executive Officers and Directors as a Group (12 persons)	20,939,286	185,000	31.0

*
Less than one percent

(1)
Of the total number of shares reported in this table, the following are the approximate number of vested stock options beneficially owned by each individual in the table: Frank J. Fertitta III 1,362,500; Lorenzo J. Fertitta 529,250; Blake L. Sartini 601,800; Scott M Nielson 447,998; William W. Warner 140,600; Richard J. Haskins 16,500, Lowell H. Lebermann, Jr. 52,500 and James E. Nave, D.V.M. 30,000. Of the total number of shares reported in this table, 235 shares beneficially owned by Mr. Warner are held by the Company's 401(k) Plan.

(2)
The address of each of the stockholders named in this table other than Highfields Capital Management LP and Par Capital Management, Inc. is: c/o Station Casinos, Inc., 2411 West Sahara Avenue, Las Vegas, Nevada 89102.

(3)
Unless otherwise indicated in the footnotes to this table and subject to the community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned.

(4)
Reflects beneficial ownership shared by Blake and Delise Sartini. Blake and Delise Sartini do not, however, share beneficial ownership of the vested options reflected in note (1) due to restricted stock granted to Mr. Sartini and shares of stock owned by family trusts of which Delise Sartini is trustee and thus have different total ownership figures.

(5)
The address of Highfields Capital Management LP is 200 Clarendon Street, Boston, Massachusetts 02116. The SEC filing date is February 17, 2004 for Highfields Capital Management LP.

(6)
The address of Par Capital Management, Inc. is One Financial Center, Suite 1600, Boston, Massachusetts 02111. The SEC filing date is February 17, 2004 for Par Capital Management, Inc.

(7)
Includes 120,104 shares owned by Mr. Nielson who shares voting and investment power with his wife and 300 shares in which his wife has sole voting and investment power.

(8)
Includes 171,037 shares owned by Mr. Christenson who shares voting and investment power with his wife.

(9)
Includes 10,000 shares owned by Mr. Warner who shares voting and investment power with his wife.

(10)
Includes 53,925 shares owned by Mr. Cavallaro who shares voting and investment power with his wife.

(11)
Includes 1,701 shares owned by Mr. Isgur who shares voting and investment power with his wife.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid or accrued by the Company to the Chief Executive Officer of the Company and to each of the four most highly compensated executive officers of the Company (other than the Chief Executive Officer) (collectively, the "Executive Officers"), for services rendered to the Company in all capacities during the years ended December 31, 2003, 2002 and 2001.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Period	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Awards ($)(4)	Securities Underlying Options(#)		All Other Compensation ($)(6)
Frank J. Fertitta III Chairman of the Board and Chief Executive Officer	2003 2002 2001	1,385,500 1,144,000 1,144,000	1,775,313 858,000 214,500	— — —	2,845,301 — 4,440,000	— 1,125,000 875,000	(5)	257,176 421,292 734,419
Lorenzo J. Fertitta Vice Chairman of the Board and President	2003 2002 2001	975,500 748,000 748,000	1,012,875 523,600 130,900	— — —	1,850,029 — 3,390,000	— 148,500 800,000	(5)	58,805 70,295 175,469
Stephen L. Cavallaro Executive Vice President and Chief Operating Officer	2003 2002 2001	759,231 700,000 358,077	520,000 420,000 350,000	— — —	1,035,875 — 2,609,664	— — 900,000		70,263 48,338 50,417
Glenn C. Christenson Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer	2003 2002 2001	661,654 572,000 572,000	451,750 343,200 85,800	— — —	900,056 — 2,695,000	— — 275,000		1,675 352,612 806,873
William W. Warner Executive Vice President and Chief Development Officer	2003 2002 2001	552,885 418,000 352,000	406,250 250,800 44,000	250,000 — —	809,409 695,000 430,000	— 200,000 250,000		36,817 33,699 70,609

(1)
For the years ended December 31, 2003, 2002 and 2001, amounts include salary deferred under the Company's Deferred Compensation Plan of $37,962, $0 and $0 for Mr. Cavallaro, $0, $0 and $8,800 for Mr. Christenson and $82,933, $55,677 and $49,280 for Mr. Warner.

(2)
Amounts shown are the bonus amounts earned for the years without consideration as to the year of payment. For the year ended December 31, 2003, amounts include bonuses deferred, which will be paid in equal installments in 2005 and 2006 for a total of $1,214,688 for Mr. Frank Fertitta III, $629,625 for Mr. Lorenzo Fertitta, $280,000 for Mr. Cavallaro, $243,250 for Mr. Christenson and $218,750 for Mr. Warner. In addition, a portion of the bonus earned for the year ended December 31, 2003 was paid with the issuance of restricted stock. The value and amounts of these restricted stock awards are included in the Long-Term Compensation—Restricted Stock Awards column. For the years ended December 31, 2003, 2002 and 2001, amounts include bonuses deferred under the Company's Deferred Compensation Plan of $12,000, $0 and $0 for Mr. Cavallaro and $18,750, $25,080 and $4,400 for Mr. Warner.

(3)
For the years ended December 31, 2003, 2002 and 2001, perquisites and personnel benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported. In April 2003, Mr. Warner received payment subject to his Long-Term Stay-On Performance Incentive Agreement.

(4)
Awards of restricted stock were granted in 2003 pursuant to the Company's Stock Compensation Program. The number of shares awarded to Messrs. Frank Fertitta III, Lorenzo Fertitta, Cavallaro, Christenson and Warner in 2003 was 53,445, 40,000, 24,775, 21,528 and 19,360, respectively. In addition, awards of restricted stock were granted for the partial payment of bonus earned in the year ended December 31, 2003 to Messrs. Frank Fertitta III, Lorenzo Fertitta, Cavallaro, Christenson and Warner in the amounts of 37,479, 19,427, 8,639, 7,505 and 6,749, respectively. All of the shares granted or earned in 2003 vest in equal installments over five years from the date of grant. Awards of restricted stock were granted in 2002 pursuant to the Company's Stock Compensation Program. Mr. Warner was issued 50,000 shares in 2002, which all vest five years from the date of grant. Awards of restricted stock were granted in 2001 pursuant to the Company's Stock Compensation Program and Long-Term Stay-On Incentive Plan. The number of shares awarded to Messrs. Frank Fertitta III, Lorenzo Fertitta, Cavallaro, Christenson and Warner in 2001 was 375,000, 300,000, 216,800, 223,046 and 50,000, respectively. The shares awarded in 2001 to Messrs. Frank Fertitta III and Lorenzo Fertitta in the amounts of 225,000 and 150,000, respectively, vest in equal installments over ten years from the date of grant. The remaining shares awarded in 2001 to Messrs. Frank Fertitta III and Lorenzo Fertitta vest in equal installments over five years from the date of grant. Of the shares awarded in 2001 to Mr. Christenson, 75,000, vest in equal installments over ten years from the date of grant and 75,000 vest in equal installments over five years from the date of grant. Of the remaining shares awarded in 2001 to Mr. Christenson, 36,523 vested on April 1, 2003 and 36,523 vest on April 1, 2004. All of the shares awarded to Messrs. Cavallaro and Warner vest in equal installments over five years from the date of grant. As of December 31, 2003, the total number of unvested shares of restricted stock held or earned by Messrs. Frank Fertitta III, Lorenzo Fertitta, Cavallaro, Christenson and Warner and the value of such shares as of the close of trading on such date, was 495,924, 269,427, 163,494, 215,556 and 106,109, and $15,190,152, $8,252,549, $5,007,821, $6,602,480 and $3,250,119, respectively. Dividends are payable when declared on restricted stock in the same manner and to the same extent as dividends are payable on other shares of common stock.

(5)
For the year ended December 31, 2002, the number of shares represented are not a new grant of stock options. These amounts are a result of extending the expiration date on existing options from May of 2003 to July of 2012. These options will vest over two years.

(6)
These amounts represent premiums for life and disability insurance policies provided by the Company, the Company's matching contribution to the Executive Officers' Deferred Compensation Plan for the Executive's account, expenses paid by the Company for country club memberships and physical fitness programs and for personal use of the Company's transportation. For the years ended December 31, 2002 and 2001, these amounts include split-dollar life insurance premiums for Messrs. Frank Fertitta III, Lorenzo Fertitta, Christenson and Warner. The policy premiums are returned to the Company through the cash surrender value upon termination of the agreement or in the form of death benefit proceeds. The split-dollar life insurance agreements were terminated on December 31, 2003 and the Company received the cash surrender value in 2004.

Options Granted in 2003

        Executive Officers receive options pursuant to the Stock Compensation Program described elsewhere in this Proxy Statement. The material terms of that program related to recipients, grant timing, number of options, option price and duration are determined by the Program Administrators (as defined herein), subject to certain limitations. There were no options granted to the Executive Officers in 2003. For the year ended December 31, 2003, the Company did not grant any SARs or Long-Term Incentive Plan Awards.

2003 Option Values

        The following table provides information related to options to purchase common stock held by the Executive Officers at December 31, 2003.

AGGREGATED OPTION EXERCISES IN 2003 AND
THE 2003 OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2003(#)
					Value of Unexercised in-the-money Options at December 31, 2003($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Frank J. Fertitta III	996,540	21,930,139	2,557,500	1,132,500	50,611,492	21,226,367
Lorenzo J. Fertitta	229,000	5,183,662	600,250	1,094,250	11,114,574	20,566,019
Stephen L. Cavallaro	180,000	3,121,259	180,000	540,000	3,335,400	10,006,200
Glenn C. Christenson	720,431	16,170,573	154,845	180,001	3,389,894	3,622,040
William W. Warner	72,200	1,726,974	225,600	317,500	4,545,230	5,772,350

(1)
Options are "in-the-money" if, on December 31, 2003, the market price of the common stock ($30.63) exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of the common stock covered by the options on December 31, 2003, and the aggregate exercise price of such options.

EQUITY COMPENSATION PLAN INFORMATION

        The following table lists all equity compensation plans that provide for the award of the Company's securities or the grant of options as of December 31, 2003:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	8,575,116	$10.95	198,529
Equity compensation plans not approved by shareholders (a)	1,044,700	$13.65	983,926

Total	9,619,816	$11.25	1,182,455

(a)
On December 7, 1999, the Board of Directors approved the 1999 Stock Compensation Program which includes the 1999 Compensatory Stock Option Plan providing for the majority of the grants of nonqualified stock options to employees who are not officers or directors of the Company and the 1999 Share Plan which grants shares of the Company's common stock to employees based on their length of service with the Company and restricted shares of common stock are granted. A maximum of 2,500,000 shares of common stock has been reserved for issuance under the 1999 Stock Compensation Program.

Employment Agreements

        The Company entered into employment agreements dated as of May 20, 2003 with Frank J. Fertitta III, Lorenzo J. Fertitta, Stephen L. Cavallaro, Glenn C. Christenson and William W. Warner (the "Employment Agreements"). Pursuant to the terms of the Employment Agreements, Frank Fertitta III has agreed to serve as the Chief Executive Officer of the Company and Chairman of the Board; Lorenzo Fertitta has agreed to serve as President of the Company and Vice Chairman of the Board; Mr. Cavallaro has agreed to serve as Executive Vice President and Chief Operating Officer of the Company, Mr. Christenson has agreed to serve as the Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer of the Company and Mr. Warner has agreed to serve as Executive Vice President and Chief Development Officer of the Company. All of the Employment Agreements terminate on May 20, 2008, but are subject to automatic 5-year extensions unless the Company or the Executive Officer who is party thereto gives notice at least one year prior to the end of the then-current term or unless the Employment Agreement is otherwise terminated pursuant to the terms of such agreement. The Employment Agreements provide that the Executive Officers shall devote reasonable time and attention to the business and affairs of the Company. Frank Fertitta III and Lorenzo Fertitta's Employment Agreements do not prohibit them from engaging in any business or assisting any other entity in competition with the Company during the term of their employment or at any time thereafter.

        Each Employment Agreement provides for a base salary (to be reviewed annually for increase but not decrease), an annual cash bonus in an amount determined based on achievement of predetermined goals set by the Governance and Compensation Committee of the Board of Directors, and the inclusion of the Executive Officer in all benefit plans and programs of the Company made available to the Company's Executive Officers or salaried employees generally. The Executive Officers' current annual base salaries under the Employment Agreements are as follows: $1,495,000 for Frank Fertitta III, $1,095,000 for Lorenzo Fertitta, $800,000 for Mr. Cavallaro, $695,000 for Mr. Christenson and $625,000 for Mr. Warner. The Executive Officers are also entitled to certain other benefits and perquisites in addition to those made available to Company management generally. These other benefits include participation in the Supplemental Executive Retirement Plan in the case of Frank Fertitta III, and participation in the Supplemental Management Retirement Plan in the case of Lorenzo Fertitta and Messrs. Cavallaro, Christenson and Warner, participation in the Company's Special Long-Term Disability Plan, group health insurance coverage through the Company's Exec-U-Care Medical Plan and supplemental life insurance in the following amounts: not less than $70 million aggregate coverage for Frank Fertitta III, $35 million for Lorenzo Fertitta, $4 million for Mr. Cavallaro, $7.5 million for Mr. Christenson and $4 million for Mr. Warner. Lorenzo Fertitta and Messrs. Cavallaro, Christenson and Warner also participate in the Company's Long-Term Stay-On Performance Incentive Plan.

        In the event that an Executive Officer is terminated as a result of his death or Disability (as defined in his Employment Agreement), he or his legal representative will receive all salary due to the Executive Officer under his Employment Agreement as of the date of his death or Disability, and, in the case of Frank Fertitta III and Lorenzo Fertitta, his then current salary for 24 months. In addition, each Executive Officer will receive any awarded but unpaid annual bonus and a pro-rated bonus for the year of death or Disability, plus, in the event of death, payment of any deferred compensation, and, in the event of Disability, immediate vesting of any deferred compensation or bonuses, and in the case of Frank Fertitta III and Lorenzo Fertitta, immediate vesting of restricted stock and unvested stock options and continuation of health and welfare benefits for 60 months. In the event an Executive Officer (other than Frank Fertitta III and Lorenzo Fertitta) is terminated without Cause (as defined in his Employment Agreement), other than due to death or Disability, prior to a Change in Control (as defined in his Employment Agreement), the Executive Officer will receive a payment equal to three times 160% of such Executive Officer's base salary, a portion of which is conditioned upon the

Executive Officer not engaging in certain competitive acts. In the event of Frank Fertitta III's termination without Cause or for Good Reason (as defined in Frank Fertitta III's Employment Agreement) prior to a Change in Control, he will receive a payment equal to four times 220% of his base salary. If Lorenzo Fertitta is terminated without Cause prior to a Change in Control, he will receive a payment equal to three times 190% of his base salary. If any Executive Officer (other than Frank Fertitta III or Lorenzo Fertitta) is terminated without Cause, other than due to death or Disability, prior a Change in Control, he will also receive any bonus awarded but not yet paid, any deferred compensation, 180 days to exercise all vested options, and continuation of health and welfare benefits for 36 months. If the employment of Frank Fertitta III or Lorenzo Fertitta is terminated without Cause or for Good Reason (in the case of Frank Fertitta III only) prior to a Change in Control, he will receive any bonus awarded but not yet paid, any deferred compensation, continuation of health and welfare benefits for 60 months and immediate vesting of all restricted stock and unvested stock options and the ability to exercise the vested options for the remaining term of such stock options.

        Immediately upon the occurrence of a Change in Control, the Executive Officers will be entitled to immediate vesting of all restricted stock and unvested stock options and each of Frank Fertitta III and Lorenzo Fertitta will also be entitled to minimum annual salary increases of at least 5%, annual bonuses of at least 120% of base salary in the case of Frank Fertitta III and 90% of base salary in the case of Lorenzo Fertitta, immediate vesting of all benefits, immediate eligibility for retirement and continued funding of life insurance policies. Additionally, if the employment of any Executive Officer (other than Frank Fertitta III or Lorenzo Fertitta) is terminated following a Change in Control, either by the Company without Cause, by the Executive Officer for Good Reason (as defined in his Employment Agreement) or by the Executive Officer without Good Reason within 90 days following the first anniversary of a Change in Control, the Executive Officer will be entitled to a payment equal to the greater of three times 160% of his base salary at the time of the Change in Control or at the time of termination, a pro-rata bonus, immediate vesting and payout of all shares or cash awarded under the Long-Term Stay-On Performance Incentive Plan (except in the event of a termination by the Executive Officer without Good Reason within 90 days following the first anniversary of a Change in Control), immediate vesting of his supplemental retirement benefits under the Supplemental Management Retirement Benefits Plan, continued funding of life insurance policies, and continuation of medical insurance for 36 months. In the event that Frank Fertitta III or Lorenzo Fertitta's employment is terminated following a Change in Control, either by the Company without Cause, by such Executive Officer with Good Reason or by such Executive Officer without Good Reason at any time following the first anniversary of a Change in Control, such Executive Officer will be entitled to receive, in the case of Frank Fertitta III, a payment equal to four times 220% of his base salary, and in the case of Lorenzo Fertitta, a payment equal to three times 190% of his base salary, a pro-rata bonus and continuation of medical insurance for 60 months.

        If any payment or benefit paid or payable, or received or to be received, by or on behalf of the Executive Officer in connection with a Change in Control or the termination of the Executive Officer's employment following a Change in Control, will be subject to the excise tax imposed by Section 4999 of the Code, the Company will pay the Executive Officer an additional amount such that, after payment by the Executive of all taxes, the Executive retains an amount of such additional payment equal to the excise tax imposed on such payments and benefits paid or payable or received or to be received.

Stock Compensation Program

        The Company has adopted a Stock Compensation Program which includes (i) an Incentive Stock Option Plan under which incentive stock options are granted, (ii) a Compensatory Stock Option Plan under which nonqualified stock options are granted, (iii) a Restricted Share Plan under which restricted shares of common stock are granted and (iv) a Non-employee Director Stock Option Plan under which nonqualified stock options are granted. The Company has also adopted the 1999 Stock Compensation Program (combined with the Stock Compensation Program (the "Programs")), which includes (i) the 1999 Compensatory Stock Option Plan under which the majority of nonqualified stock options granted to employees who are not officers or directors of the Company and (ii) the 1999 Share Plan under which shares of common stock are granted to employees based on their length of service with the Company and restricted shares of common stock are granted. Officers, key employees, directors (whether employee or non-employee) and independent contractors or consultants of the Company and its subsidiaries are eligible to participate in the Programs. However, only employees of the Company and its subsidiaries are eligible to receive incentive stock options. Only non-employee directors are eligible to participate in the Non-employee Directors Stock Option Plan.

        The Programs are administered by a committee of at least two non-employee directors (as defined in Rule 16b-3 of the Exchange Act (the "Program Administrators")) appointed by the Board of Directors. The Board of Directors has designated the Governance and Compensation Committee as the Program Administrator. Subject to the provisions of the Programs, the Program Administrators have sole authority, in their absolute discretion to determine, except with regard to awards under the Non-employee Directors Stock Option Plan: (a) the individuals to whom options and restricted shares shall be granted under the Programs; (b) the time or times at which the options and restricted shares may be granted under the Programs; (c) the number of shares subject to each option and restricted share grant, the option price and the duration of each option granted under the Programs; and (d) all of the other terms and conditions of options and restricted shares granted under the Programs.

        Under the Non-employee Directors Stock Option Plan, each non-employee director previously received options to acquire shares of common stock. In 2003, under the Restricted Share Plan, the non-employee directors received restricted shares in lieu of options under the Non-Employee Directors Stock Option Plan pursuant to the following formula: (a) 7,500 restricted shares of common stock that vest equally over five years upon the effective date of his or her initial appointment to serve as a member of the Board of Directors and (b) an additional 5,000 restricted shares of common stock per year that vest equally over five years. The previously issued options were exercisable immediately and expire on the tenth anniversary of the grant. The exercise price of the options is the fair market value of the shares at the time of the grant of the option. Non-employee directors are also eligible for discretionary option grants.

        A maximum of 18,710,500 shares of common stock has been reserved for issuance under the Programs. As of December 31, 2003, options to purchase an aggregate of 9,619,816 shares of common stock under the Programs were outstanding, 5,383,469 of which were exercisable as of such date. The Programs will terminate ten (10) years from the date of adoption or ten (10) years from the date of extension, with respect to the Stock Compensation Program, unless terminated earlier by the Board of Directors, and no options or restricted shares may be granted under the Programs after such date.

Supplemental Executive Retirement Plan

        Table I below sets forth the total benefits payable to the Chief Executive Officer as the sole participant in the Supplemental Executive Retirement Plan (the "SERP"). Amounts shown in Table I represent the annual benefits to which the Chief Executive Officer is entitled under the SERP.

TABLE I*

Remuneration($)	At Least 55 Years Old and 10 or More Years of Service
1,350,000	675,000
1,450,000	725,000
1,550,000	775,000
1,650,000	825,000
1,750,000	875,000
1,850,000	925,000

*
Assumes normal retirement

        The SERP, which went into effect on November 30, 1994, is a defined benefit plan that covers only the Chief Executive Officer of the Company. The SERP provides a monthly supplemental retirement benefit (the "SERP SRB"), in addition to any other qualified or non-qualified retirement plan of the Company, equal to one-twelfth of the product of (a) 50% and (b) the Chief Executive Officer's final annual compensation, as determined under the SERP (equal to the amount reported as annual salary in the Summary Compensation Table). Amounts shown in Table I represent the annual benefits to which the Chief Executive Officer is entitled under the SERP, which amounts are then reduced by monthly benefits payable under all qualified and non-qualified defined benefit retirement plans of the Company. The amounts listed in Table I are not currently subject to any deductions for social security because the Company currently has no other defined benefit plans. The Chief Executive Officer will become vested in accrued SERP SRBs upon the later of (a) the attainment of age 45 and (b) the completion of ten years of service after the effective date of the plan, or, if a Change of Control (as defined in the SERP) occurs, the Chief Executive Officer will become fully vested in the SERP SRB.

        The SERP SRB is payable upon the later of the date on which the Chief Executive Officer attains age 55 or the Chief Executive Officer's termination of employment. Alternatively, the Chief Executive Officer may elect to commence receiving the SERP SRB upon the later of the date on which the Chief Executive Officer attains age 45 or the Chief Executive Officer's termination of employment. In the event of such an early retirement election, the SERP SRB shall be reduced by 6% of such otherwise payable benefit for each year that the Chief Executive Officer is less than age 55.

        The SERP SRB payments will be made for no less than 15 years after the date on which the Chief Executive Officer begins to receive payments. If the Chief Executive Officer dies after the Chief Executive Officer becomes vested and prior to the date on which the Chief Executive Officer begins to receive SERP SRB payments, the Company will pay a survivors benefit to the Chief Executive Officer's spouse equal to the amount that would have been payable to such spouse if the Chief Executive Officer had commenced receiving the SERP SRB at age 55 in the form of a joint and 50% survivor annuity. The Company has no duty to set aside or invest any amounts under or in respect of the SERP. As of December 31, 2003, Frank J. Fertitta III had nine years of credited service under the SERP.

Supplemental Management Retirement Plan

        Table II below sets forth the total benefits payable to Executive Officers, other than the Chief Executive Officer, selected by the Governance and Compensation Committee of the Board of Directors to participate in the Company's Supplemental Management Retirement Plan (the "SMRP"). Amounts shown in Table II represent the annual benefits to which the covered Executive Officers are entitled under the SMRP.

TABLE II*

Remuneration($)	At Least 55 Years Old and 10 or More Years of Service
550,000	220,000
650,000	260,000
750,000	300,000
850,000	340,000
950,000	380,000
1,050,000	420,000
1,150,000	460,000

*
Assumes normal retirement

        The SMRP, which went into effect on November 30, 1994, is a defined benefit plan for the Executive Officers, other than the Chief Executive Officer, selected by the Governance and Compensation Committee of the Board of Directors. The SMRP provides a monthly supplemental retirement benefit (the "SMRP SRB"), in addition to any other qualified or non-qualified retirement plan of the Company, equal to one-twelfth of the product of (a) 40% and (b) the Executive Officer's final annual compensation, as determined under the SMRP (equal to the amount reported as annual salary in the Summary Compensation Table), which amounts are then reduced by monthly benefits payable under all qualified and non-qualified defined benefit retirement plans of the Company. The amounts shown in Table II are not currently subject to any deductions for social security or other offset amounts because the Company currently has no other defined benefit plans. The Executive Officer will become vested in the accrued SMRP SRBs upon the later of (a) the attainment of age 55 and (b) the completion of ten years of service after the effective date of the plan, or, if a Change of Control (as defined in the SMRP) occurs, the Executive Officer will become fully vested in the SMRP SRB.

        The SMRP SRB is payable upon the later of the date on which the Executive Officer attains age 60 or the Executive Officer's termination of employment. Alternatively, the Executive Officer may elect to commence receiving the SMRP SRB upon the later of the date on which the Executive Officer attains age 55 or the Executive Officer's termination of employment. In the event of such an early retirement election, the SMRP SRB shall be reduced by 6% of such otherwise payable benefit for each year that the Executive Officer is less than age 60.

        The SMRP SRB payments will be made for no less than 15 years after the date on which the Executive Officer begins to receive payments. If the Executive Officer dies after becoming vested and prior to the date on which the Executive Officer begins to receive SMRP SRB payments, the Company will pay a survivor's benefit to the Executive Officer's spouse equal to the amount that would have been payable to such spouse if the Executive Officer had commenced receiving the SMRP SRB at age 60 in the form of a joint and 50% survivor annuity. The Company has no duty whatsoever to set aside or invest any amounts under or in respect to the SMRP. As of December 31, 2003, Mr. Lorenzo Fertitta has three years of service credited under the SMRP, Mr. Christenson has nine years of service credited under the SMRP. Mr. Cavallaro has two years of service credited under the SMRP and Mr. Warner has seven years of service credited under the SMRP.

Deferred Compensation Plan For Executives

        The Deferred Compensation Plan For Executives (the "DCPE"), in effect as of November 30, 1994 and amended as of September 12, 2001, is a deferred compensation plan for Executive Officers whose base salaries are at a rate in excess of the amount specified in Section 401(a)(17) of the Code, and who are selected for participation by the Governance and Compensation Committee of the Board

of Directors. Executive Officers may defer up to 50% of their regular base salary and 100% of any special and/or discretionary bonuses. Until December 31, 2001, the Company had agreed to match 100% of the first 10% of any base salary and bonus deferred under the plan, pursuant to retroactive modifications of the DCPE adopted by the Company on March 15, 1996. The Company elected to discontinue the Company match for 2002 and has elected to match the first 5% of any base salary and bonus deferred under the plan for 2003 and 2004. Additionally, the Company may, in its sole discretion, credit supplemental contributions to an Executive Officer's account. On September 12, 2001, the DCPE was further amended, which divided the participant's balances into two accounts: (a) a vested account and (b) an unvested account, both of which are self-directed investments. The accrued balance in an Executive Officer's matching and supplemental contributions account will vest 20% each year and will be fully vested after five years of continuous service. However, for those participants in the DCPE as of September 12, 2001, the unvested account shall vest as to 1/36th of the balance for each month of continuous service completed by the Participants after August 31, 2001 and shall be fully vested after the Participant has completed 36 months of continuous service after such date. If the Executive Officer is terminated without cause or if a Change in Control (as defined in the DCPE) occurs prior to completion of five years of continuous service, any accrued balance existing under the matching and supplemental accounts becomes fully vested as of the date of such event. Hardship distributions are permitted under the plan in the event of an unforeseeable emergency, and will be limited to the amount shown to be necessary to meet the emergency.

Special Long-Term Disability Plan

        The Special Long-Term Disability Plan provides disability benefits equal to a combined monthly benefit amount of 66% of the average of base salary plus bonus for the two plan years immediately preceding (but not including) the plan year in which the participant's employment is terminated due to disability divided by twelve; provided, however, that the monthly benefit will be reduced by any benefit the participant receives from all other disability plans sponsored by the Company, if any. Benefits begin on the first day of the second month succeeding the month in which the participant's termination of employment due to disability occurs. Individuals eligible to participate in the plan consist of the Executive Officers as chosen by the Governance and Compensation Committee of the Board of Directors from key executives nominated by the Chief Executive Officer. The Governance and Compensation Committee may, in its sole discretion, terminate the participation of any participant prior to the disability of such participant. Each of the Executive Officers is a participant in this plan.

Long-Term Stay-On Performance Incentive Plan

        The Long-Term Stay-On Performance Incentive Plan, as amended as of June 19, 1997, awarded $1.0 million to each of Messrs. Christenson, Nielson and Sartini for continuous employment by the Executive Officers through March 31, 2001. The award was issued on April 1, 2001 in restricted shares of common stock, valued at the award date. The award was restricted from April 1, 2001 through April 1, 2004 (the "Restriction Period"). The award became unrestricted as follows: (1) 50% of the total number of shares on April 1, 2003 and (2) 50% of the total number of shares on April 1, 2004.

        Mr. Lorenzo Fertitta entered into a Long-Term Stay-On Performance Incentive Agreement dated March 15, 2002, whereby the Company will pay him $1.0 million in cash in three equal installments on each of July 31, 2004, July 31, 2007 and July 31, 2010, provided that he will have been continuously employed with the Company through those respective dates.

        Mr. Cavallaro entered into a Long-Term Stay-On Performance Incentive Agreement dated March 15, 2002, whereby the Company will pay him $500,000 in cash on each of June 19, 2005 and on June 19, 2008, provided that he will have been continuously employed with the Company through those respective dates.

        Mr. Warner entered into a Long-Term Stay-On Performance Incentive Agreement dated April 1, 2002, whereby the Company will pay him $250,000 in cash on each of April 1, 2003, 2005, 2007 and 2009, provided that he will have been continuously employed with the Company through those respective dates.

Split-Dollar Insurance Program

        In August 1995, split-dollar life insurance agreements were entered into for the Chief Executive Officer and selected Executive Officers. Under the terms of the policies, the Company would pay the premiums for such life insurance policies and the Company would have an interest in the insurance benefits equal to the amount of unreimbursed premiums it had paid, with the balance payable to the beneficiary as named by the Executive Officer. Subsequent to December 31, 2003, these split-dollar life insurance agreements were terminated and as a result, the Company received the cash surrender value of the premiums paid in 2004. For Mr. Frank Fertitta III, the cash surrender value was greater than the insurance premiums paid and as a result, his beneficiary received the excess of $172,856 in March 2004.

Limitation Of Liability And Indemnification Of Directors And Officers

        The Company's Articles of Incorporation eliminate liability of its directors and officers for damages for breach of fiduciary duty as directors and officers except to the extent otherwise required by the Nevada Revised Statutes ("NRS") and in cases in which the breach involves intentional misconduct, fraud or a knowing violation of the law.

        Sections 78.7502 and 78.751 of Chapter 78 of the NRS and the Bylaws contain provisions for indemnification of officers and directors of the Company and, in certain cases, employees and other persons. The Bylaws require the Company to indemnify such persons to the full extent permitted by Nevada law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal action, had no reasonable cause to believe was unlawful. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

        Section 78.752 of Chapter 78 of the NRS and the Bylaws also provide that the Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company maintains directors' and officers' liability insurance.

        The Company has entered into indemnification agreements (the "Indemnification Agreements") with each director and certain officers, employees and agents of the Company. Each Indemnification Agreement provides for, among other things: (i) indemnification to the fullest extent permitted by law for an indemnified party (the "Indemnitee") unless it is determined, as provided in the Indemnification Agreement, that indemnification is not permitted under law; and (ii) prompt advancement of expenses to any Indemnitee in connection with his or her defense against any claim.

REPORT ON EXECUTIVE COMPENSATION1

        This report is provided by the Governance and Compensation Committee of the Board of Directors to assist stockholders in understanding the Company's objectives and procedures in establishing the compensation of the Company's Chief Executive Officer and other executive officers. The Governance and Compensation Committee is responsible for (i) reviewing and approving all elements of the total compensation program for the Company, (ii) aligning the total compensation program with shareholders' interests and the Company's business strategy and (iii) assuring stockholders that the pay delivery programs are effective, responsible, and competitive when compared to similarly situated organizations.

1
Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act, this Report on Executive Compensation shall not be incorporated by reference in any such filings.

Executive Compensation Program Philosophy and Objectives

        The Governance and Compensation Committee's primary objectives in setting compensation policies are to develop a program designed to attract and retain those individuals needed to successfully implement the Company's strategy and to reward them relative to the Company's performance. The Governance and Compensation Committee sets compensation policies to promote profitable growth and to retain highly talented, motivated individuals with a long-term vision for the Company. The Governance and Compensation Committee also seeks to align the financial interest of the Company's executives with that of its stockholders. To achieve this goal, the Governance and Compensation Committee believes that a significant portion of the Company's executives' compensation should be "at risk" and tied to the achievement of annual and long-term corporate performance criteria. The Governance and Compensation Committee retains an outside consultant to assist with the design, implementation and communication of the Company's compensation program.

Base Salary

        Base salaries are reviewed annually and may be adjusted based on an evaluation of the executive's performance in conjunction with a review of compensation received by individuals holding similar positions at other organizations with similar scope of operations. For the year ended December 31, 2003, the Governance and Compensation Committee identified a group of similar casino and gaming companies (the "Peer Companies") that it believes are the Company's competition for executive level employees. As part of its strategy to attract and retain high quality executive employees, the Governance and Compensation Committee has established a policy to pay executive base salaries based on competitive base salaries paid by the Peer Companies. Actual salaries are determined based upon an assessment of the individual's contribution and value to the organization and the competitive market for that position.

Annual Incentives

        The Governance and Compensation Committee also sets executive compensation in a manner designed to make it dependent upon the performance of the Company. To create incentives for superior performance and to allow executives to share in the success of the Company, the Governance and Compensation Committee has made a portion of an executive's compensation dependent upon the annual and long-term performance of the Company.

        Annual incentive awards for the year 2003 performance were based upon the Company's performance and assessments of the individual executive's contribution to the success of the Company during 2003. The Governance and Compensation Committee targeted total cash compensation paid to the Company's executives to pay for similar positions in the Peer Companies. Actual annual incentive payouts were adjusted for the Company's performance and the individual's contribution during the performance period. In addition, a portion of the incentive award for 2003 was paid in restricted shares.

        The Governance and Compensation Committee has adopted an incentive program that makes a portion of the participant's compensation dependent upon the annual performance of the Company and a portion dependent on achievement of superior individual performance in the event targets are not met. The purpose of this program is to focus each executive on the attainment of financial objectives that the Governance and Compensation Committee believes are primary determinants of the Company's share price over time. Each year, specific cash flow and earnings per share goals are approved by the Governance and Compensation Committee under the program. To ensure that the award amounts under the program are competitive, target award amounts are set at the beginning of each performance period for each executive based upon comparable award amounts paid by the Peer Companies. The amount of the target award is determined by comparison of actual earnings before interest, taxes, depreciation and amortization (EBITDA) versus the Company's EBITDA goal. The actual award may vary from zero to 233% of the target award. The Governance and Compensation Committee has retained the ability to award a discretionary bonus.

Long-Term Incentives

        The Company has provided stock-based incentives to its executives since its inception. The Governance and Compensation Committee attempts to give the Company's executives a stake in the long-term success of the business, and to pay a considerable portion of such executives' total compensation in stock, to give the executives a long-term stake in the business and to align executives' interests with those of the Company's stockholders. These grants of stock options and restricted stock align the executive's interests with the stockholder's interests as the size of the executive's reward is dependent on the Company's stock performance. Grants made to the Company's executives are based on the grant values for similar positions among the Peer Companies; with the value of any stock option awards estimated using the Black-Scholes option valuation model. Awards have generally been granted with 20% of the award vesting on each anniversary from the date of grant until fully vested. A portion of the restricted shares granted in the year ended December 31, 2001 and all of the restricted shares granted in the year ended December 31, 1999 were granted with 10% of the award vesting on each anniversary from the date of grant until fully vested.

Other Executive Programs

        The Company also maintains certain executive benefits and perquisites that are considered necessary to offer fully competitive opportunities to its executives. These include, but are not limited to, supplemental retirement arrangements, employment agreements, and change in control agreements. The details of these programs are explained under the "Executive Compensation" section of this proxy statement.

2003 Compensation for the Chief Executive Officer

        The same philosophies described above for each executive position were used by the Governance and Compensation Committee to determine the compensation for the Chairman of the Board and Chief Executive Officer, Mr. Frank J. Fertitta III.

The Chief Executive Officer's 2003 Base Salary

        Mr. Fertitta's employment agreement provides that he shall receive a base salary of no less than $1,495,000. The Governance and Compensation Committee established Mr. Fertitta's annual base salary for the year 2003 based upon a review of compensation by the Peer Companies identified as having similar scope of operations together with an evaluation of the Company's results in 2003.

The Chief Executive Officer's 2003 Annual Incentive

        The annual incentive earned and paid to the Chief Executive Officer for the year 2003 performance consisted of cash and equity awards. The annual cash incentive earned by the Chief Executive Officer for the year 2003 performance was $1,775,313. The cash incentive for 2003 will be paid as follows: $560,625 was paid in 2004 and $607,344 will be paid in each of 2005 and 2006. In addition to the cash incentive earned, 37,479 shares of restricted stock were issued to the Chief Executive Officer as part of his annual incentive, which vests equally over five years. This annual incentive award reflects the Company's performance and the Chief Executive Officer's individual contribution to the Company as evaluated by the Governance and Compensation Committee for the year.

Limitation of Tax Deduction for Executive Compensation

        Internal Revenue Code Section 162(m) prevents publicly traded companies from receiving a tax deduction on compensation paid to proxy-named executive officers in excess of $1 million in any taxable year, effective for compensation paid after 1993. The Governance and Compensation Committee believes that there will be approximately $5.0 million of non-deductible compensation in 2003. While the Governance and Compensation Committee is mindful of the provisions of Section 162(m), the Governance and Compensation Committee has the discretion to grant non-deductible compensation to proxy-named executive officers, depending upon the circumstances.

                      Respectfully Submitted,
                      Station Casinos, Inc.
                      Governance and Compensation Committee
                      Lowell H. Lebermann, Jr., Chairman
                      James E. Nave, D.V.M.
                      Lee S. Isgur

REPORT OF AUDIT COMMITTEE2

        The Audit Committee of the Board of Directors developed a charter for the Committee. The Amended and Restated Audit Committee charter is included in Appendix A. The Audit Committee has adopted a policy that requires advance approval of all audit-related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting.

2
Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act, this Report of Audit Committee shall not be incorporated by reference in any such filings.

        In conjunction with its activities during the Company's year, the Audit Committee has reviewed and discussed the Company's audited financial statements with management of the Company. The members of the Audit Committee have also discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received from the Company's independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the independent auditors' independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the Company's year ended December 31, 2003.

                      Audit Committee
                      James E. Nave, D.V.M., Chairman
                      Lowell H. Lebermann, Jr.
                      Lee S. Isgur

Auditor Fees and Services

        On September 29, 2003, the Company dismissed its certifying accountant, Deloitte & Touche LLP, and appointed Ernst & Young LLP. Deloitte & Touche performed the audit of the Company's December 31, 2002 consolidated financial statements, as well as the review of the Company's March 31, 2003 and June 30, 2003 consolidated financial statements prior to their dismissal. Deloitte & Touche's reports on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, nor was their opinion qualified or modified as to uncertainty, audit scope or accounting principles. The Company's decision to change its certifying accountants was recommended and approved by the Audit Committee and the Board of Directors. During the periods audited by Deloitte & Touche, there were no disagreements between them and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure. During the periods audited by Deloitte & Touche, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC). On October 6, 2003, Deloitte & Touche furnished the Company with a letter addressed to the SEC stating that they agree with the statements above. A copy of the letter was included as an exhibit to the Company's Current Report on Form 8-K dated September 29, 2003.

        In addition to performing the audit of the Company's consolidated financial statements for the year ended December 31, 2003, Ernst & Young also performed a review of the Company's consolidated financial statements for the period ending September 30, 2003 and various other services during 2003. In addition to performing the audit of the Company's consolidated financial statements for the year ended December 31, 2002, Deloitte & Touche also performed a re-audit of the Company's consolidated financial statements for the years ended December 31, 2001, 2000 and 1999. The aggregate fees billed for 2003 and 2002 for each of the following categories of services are set forth below:

	Ernst & Young	Deloitte & Touche		Arthur Andersen
	2003	2003	2002	2002
Audit Fees	$223,500	$90,600	$253,800	$5,500
Audit-Related Fees	197,900	591,500	22,350	—
Tax Fees	17,225	45,500	31,400	13,800
All Other Fees	—	—	—	—

        Ernst & Young, Deloitte & Touche and Arthur Andersen did not provide any services related to financial information systems design and implementation during 2003 or 2002. The fees paid for tax services were primarily related to reviews of the Company's tax returns, IRS examinations and technical services. Audit-related fees include fees paid for audits of employee benefit plans, review of internal control procedures and review of gaming regulations and controls. All of the fees were approved by the Audit Committee. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting.

STOCK PERFORMANCE GRAPH3

        The graph below compares the cumulative total stockholder return of the Company, with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") and the cumulative total return of a peer group with comparable market capitalization. The peer group consists of Ameristar Casinos, Inc., Argosy Gaming Co., Aztar Corp., Boyd Gaming Corp., Harrah's Entertainment, Inc., Isle of Capri Casinos, Inc., Mandalay Resort Group, MGM Mirage, Caesars Entertainment (formerly Park Place Entertainment Corp.) and Pinnacle Entertainment, Inc. The performance graph assumes that $100 was invested on December 31, 1998 in each of the common stock of Station Casinos, Inc., common stock of the selected peer group, and the S&P 500. The stock price performance shown in this graph is neither necessarily indicative of nor intended to suggest future stock price performance.

3
Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act, this Performance Graph shall not be incorporated by reference in any such filings.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(*)
AMONG STATION CASINOS, INC., THE S&P 500 INDEX AND A PEER GROUP

*
$100 INVESTED ON 12/31/98 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Boulder Station Lease

        The Company entered into a ground lease for 27 acres of land on which Boulder Station is located. The Company leases this land from KB Enterprises, a company owned by Frank J. Fertitta, Jr. and Victoria K. Fertitta (the "Related Lessor"), the parents of Frank J. Fertitta III, Chairman of the Board and Chief Executive Officer of the Company and Lorenzo J. Fertitta, Vice Chairman of the Board and President of the Company. The lease has a maximum term of 65 years, ending in June 2058. The lease provides for monthly payments of $183,333 through June 2008. In July 2008, and every ten years thereafter, the rent will be adjusted by a cost of living factor. In July 2013, and every ten years thereafter, the rent will be adjusted to the product of the fair market value of the land and the greater of (i) the then prevailing annual rate of return for comparably situated property or (ii) 8% per year. In no event will the rent for any period be less than the immediately preceding period. Pursuant to the ground lease, the Company has an option, exercisable at five-year intervals with the next option in June 2008, to purchase the land at fair market value. The Company's leasehold interest in the property is subject to a lien to secure borrowings under the Revolving Facility. The Company believes that the terms of the ground lease are as fair to the Company as could be obtained from an independent third party.

Texas Station Lease

        The Company entered into a ground lease for 47 acres of land on which Texas Station is located. The Company leases this land from Texas Gambling Hall & Hotel, Inc., a company owned by the Related Lessor. The lease has a maximum term of 65 years, ending in July 2060. The lease provides for monthly rental payments of $287,500 through June 2005. In July 2005, and every ten years thereafter, the rent will be adjusted by a cost of living factor. In July 2010, and every ten years thereafter, the rent will be adjusted to the product of the fair market value of the land and the greater of (i) the then prevailing annual rate of return being realized for owners of comparable land in Clark County or (ii) 8% per year. In no event will the rent for any period be less than the immediately preceding period. Pursuant to the ground lease, the Company has an option, exercisable at five-year intervals with the next option in May 2005, to purchase the land at fair market value. The Company's leasehold interest in the property is subject to a lien to secure borrowings under the Revolving Facility. The Company believes that the terms of the ground lease are as fair to the Company as could be obtained from an independent third party.

Golden Gaming, Inc.

        During the years ended December 31, 2003 and 2002, the Company sold gaming devices with a total value of approximately $99,350 and $79,000, respectively, to Golden Gaming Inc. Blake L. Sartini is the Chief Executive Officer of Golden Gaming, Inc. The Audit Committee approved the sales and the Company believes that the terms of the sale of the gaming devices were as fair to the Company as could be obtained from the sale of such devices to an independent third party.

Wildfire Casino

        On January 27, 2003, the Company purchased the Wildfire Casino ("Wildfire") for $8.0 million from Bauchman Gaming Ventures, LLC ("BGV"). BGV is a company owned by the two brothers-in-law of Scott M Nielson, the Company's Executive Vice President and Chief Legal Officer. Approximately one year prior to the Company's purchase of the Wildfire, Mr. Nielson sold his interest in BGV to his brothers-in-law in exchange for promissory notes from the two individuals totaling $604,713. However, Mr. Nielson remained a co-guarantor of certain bank borrowings, which borrowings were secured by Wildfire's assets. All of the proceeds of the sale to the Company were used to repay

Wildfire's debts to third parties, including the bank borrowings co-guaranteed by Mr. Nielson and his brothers-in-law. The Company's purchase of the Wildfire was approved unanimously by its independent directors and the Company believes that the terms of the purchase were as fair to the Company as could be obtained from an independent third party.

ITEM II
PROPOSED APPROVAL OF THE STATION CASINOS, INC.
SENIOR EXECUTIVE ANNUAL BONUS PLAN

        The Board of Directors of the Company has adopted the Senior Executive Annual Bonus Plan (the "Plan"), subject to approval by stockholders. The Board recommends that stockholders approve the Plan commencing January 1, 2005, at the Annual Meeting. Stockholder approval is requested to ensure that annual incentive awards paid to senior executives will be fully tax deductible as performance-based compensation, as defined by the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

        A general description of the basic features of the Plan is set forth below. Such description is qualified in its entirety by reference to the full text of the Plan, as set forth in Appendix B to this Proxy Statement. If the Plan is approved by stockholders, it will replace the existing Senior Executive Annual Bonus Plan on the commencement date of the Plan.

        Under Section 162(m) of the Code, the amount which the Company may deduct on its tax returns for compensation paid, or accrued with respect, to certain "covered employees" (generally the chief executive officer and the four highest paid executive officers other than the chief executive officer) in any taxable year is generally limited to $1 million per individual. However, compensation that qualifies as "qualified performance-based compensation" is not subject to the $1 million deduction limit. In order for compensation to qualify as "qualified performance-based compensation" for this purpose, it must meet certain conditions, one of which is that the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by stockholders. Payment of any awards pursuant to the Plan is contingent on shareholder approval of the Plan. If such approval is not obtained, no awards will be paid under this Plan.

        The persons who are eligible to be selected to participate in the Plan are employees of the Company and its subsidiaries who are executive officers of the Company. Under the Plan, the Governance and Compensation Committee of the Board of Directors, or another committee designated by the Board of Directors and consisting exclusively of "outside directors" within the meaning of Section 162(m) of the Code (the "Committee"), selects participants in the Plan, determines the amount of their award opportunities, selects the performance criteria and the performance goals for each year, and administers and interprets the Plan. An eligible employee may (but need not) be selected to participate in the Plan each year.

        No later than 90 days after the commencement of each year (or by such other deadline as may apply under Code Section 162(m)(4)(C) or the Treasury Regulations thereunder), the Committee will select the persons who will participate in the Plan in such year and establish in writing the performance goals for that year as well as the method for computing the amount of compensation which each such participant will be paid if such goals are attained in whole or in part. Such method will be stated in terms of an objective formula or standard that precludes discretion to increase the amount that will be due upon attainment of the goals. The Committee retains discretion under the Plan to reduce an award at any time before it is paid.

        The Governance and Compensation Committee (formerly the Human Resources Committee) has already determined the target bonus threshold and target percentages for the named executive officers for 2004 pursuant to the Senior Executive Annual Bonus Plan previously approved by stockholders. See the Summary Compensation Table for information on prior bonus awards. The amount of bonus award payments under the Plan for 2005 and subsequent years is not presently determinable because the Governance and Compensation Committee has not yet established the target bonus threshold, target percentages or other discretionary terms for such periods. However, the maximum amount of compensation that may be paid under the Plan to any participant for any year is $9 million.

        Under the Plan, the performance goals for any year may be based on any of the following criteria, either alone or in any combination, and on either a consolidated or individual property level, and may include or exclude discontinued operations and acquisition expenses, as the Committee may in each case determine: level of revenues, earnings per share, income before income taxes and the cumulative effect of accounting changes, income before the cumulative effect of accounting changes, net income, earnings before interest and taxes, return on assets, return on equity, return on capital employed, total shareholder return, market valuation, cash flow, earnings before interest, taxes, depreciation and amortization, capital expenditures and completion of acquisitions. The foregoing terms shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any of the foregoing criteria may apply to a participant's award opportunity for any year in its entirety or to any designated portion of the award opportunity, as the Committee may specify.

        Awards may be paid under the Plan for any year only if and to the extent the awards are earned on account of the attainment of the performance goals applicable to such year and the participant is continuously employed by the Company throughout such year. The only exceptions to the continued employment requirement are if employment terminates by reason of death, disability or retirement during a year, in which case a prorated award may be paid after the close of the year. If a participant's employment terminates for any reason other than death, disability or retirement during a year, any award for such year will be forfeited.

        All payments pursuant to the Plan are to be made in cash or equity as determined by the Committee, only after the Committee certifies that the performance goals for the year have been satisfied.

        The Plan will go into effect on January 1, 2005 and will continue in effect for subsequent years unless and until terminated by the Committee in accordance with the provisions of the Plan. The Board may terminate the Plan without shareholder approval at any time.

        Approval of the Plan requires the affirmative vote of the holders of a majority of the common shares represented in person or by proxy and entitled to vote at the Annual Meeting. A copy of the Plan is attached as Appendix B.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL.

        Unless a contrary indicator is made on the enclosed proxy card, it is the intention of the persons named to vote FOR approval.

ITEM III
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Subject to ratification by the shareholders, the Audit Committee and the Board of Directors have selected Ernst & Young LLP ("E&Y") to continue as independent auditors to audit the financial statements of the Company for the year ended December 31, 2004. E&Y has served as the Company's principal auditors since September 29, 2003, and have provided certain tax and other services (see "REPORT OF AUDIT COMMITTEE, Auditor Fees and Services"). Representatives of E&Y are

expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the Company's independent auditors is not required under Nevada law or under the Company's Articles of Incorporation or its By-Laws. If the stockholders do not ratify the selection of E&Y as the Company's independent auditors for 2004, the Audit Committee will evaluate what would be in the best interests of the Company and its stockholders and consider whether to select new independent auditors for the current year or whether to wait until the completion of the audit for the current year before changing independent auditors. Even if the selection of E&Y is ratified by the stockholders, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS, ON THE ADVICE OF ITS AUDIT COMMITTEE, THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2004.

        Unless a contrary indication is made on the enclosed proxy card, it is the intention of the persons named therein to vote FOR the selected independent auditors.

OTHER MATTERS

        The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the proxy will vote the proxies according to their best judgment.

STOCKHOLDER PROPOSALS

        Stockholder proposals, if any, that may be considered for inclusion in the Company's proxy materials for the 2005 Annual Meeting must be received by the Company at its offices at 2411 West Sahara Avenue, Las Vegas, Nevada 89102 not later than December 15, 2004.

Appendix A

STATION CASINOS, INC.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

PURPOSE

        The purpose of the Audit Committee (the "Committee") of Station Casinos, Inc. (the "Company") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee (i) the integrity of the Company's financial reporting process, including the financial reports and other financial information provided by the Company to its stockholders, any governmental or regulatory body and the public, or other uses thereof, (ii) the Company's internal audit function, including its systems of internal accounting and financial controls, (iii) the independent auditor's qualifications and independence; (iv) the annual independent audit of the Company's financial statements and (v) the Company's compliance with all applicable legal and regulatory requirements.

ORGANIZATION

        The Committee shall consist of three or more directors as may be fixed from time to time by the Board, taking into account the recommendation of the Governance and Compensation Committee. The members of the Committee shall meet the independence, financial literacy and experience requirements of the securities exchanges on which the Company's common stock is listed or traded and any other legal or regulatory requirements.

        Accordingly, all of the members of the Committee shall be directors:

          1.     Who are "independent", consistent with the meaning ascribed to such term in Section 301 of Sarbanes-Oxley Act of 2002, any and all rules adopted thereunder by the Securities and Exchange Commission (the "SEC"), and with the meaning ascribed to it by the New York Stock Exchange (the "NYSE"), or by any securities exchange on which the Company's common stock is listed or traded;

          2.     Who are financially literate at the time of appointment to the Committee, with at least one member of the Committee who meets the standards of a "financial expert," as defined by the SEC; and

          3.     Who shall not serve on the audit committees of more than three other public companies.

        Committee members shall be appointed by the Board at its annual organizational meeting following the annual meeting of stockholders and shall serve for a term of one year, unless any member shall sooner resign or be removed, with or without cause, by the Board prior to the expiration of his or her term. The Board may appoint a director to fill any vacancy created on the Committee for any reason, and such successor shall serve for the remainder of the term of the Committee member he or she is replacing. The Committee's chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

FUNCTIONS

        The Committee's role is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the Company's independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff, as well as the independent auditors, have more time, knowledge and detailed information with respect to the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

        Nevertheless, it is recognized that the Committee must review: (i) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company and (iv) earnings press releases (paying particular attention to any use of "pro forma", or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

        The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

Independent Auditors and Audit Process

•
The Committee shall have the sole authority and responsibility to select, retain, evaluate and, where appropriate, replace the independent auditors, and in this connection shall:

•
Consider such matters as (i) the experience and qualifications of the senior members of the independent auditors' team, (ii) the quality control procedures of the independent auditors, (iii) the independent auditors' audit plan and procedures and (iv) whether there should be a regular rotation of the firm acting as the Company's independent auditors;

•
Confirm that the independent auditors' lead (or coordinating) audit partner and concurring review partner have not performed any audit services for the Company in each of the previous five fiscal years;

•
Request from the independent auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Board Standard Number 1; and

•
Obtain annually and review a report from the independent auditors describing: (i) the independent auditors' internal quality-control procedures; (ii) any material issues raised during the most recent internal quality-control review or peer review or review by a governmental or professional association within the preceding five years with respect to an audit carried out by the independent auditors, and any steps taken to address such issues and (iii) all relationships between the independent auditors and the Company and their impact on the independent auditors' independence, all with a view to evaluating the independent auditors' (including the lead partner's) qualifications, performance and independence.

•
The Committee shall have the sole authority to review and determine the independent auditors' compensation and the proposed terms of their engagement.

•
The independent auditors shall report directly to the Committee.

•
The Committee shall establish guidelines for, and have (or designate one or more members of the Committee who shall have) the sole authority to approve, in advance, the retention of the independent auditors for any permissible non-audit service and the fee for such service; provided that advance approval shall not be required if (i) the aggregate amount of all such non-audit services constitutes not more than 5% of the total amount of revenues paid to the independent auditors during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized at the time of the engagement of the independent auditors to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee (or its designee(s)) and approved prior to the completion of the audit.

•
The Committee shall establish guidelines for the Company's hiring of employees or former employees of the independent auditors; provided that neither the chief executive officer, controller, chief financial officer, chief accounting officer nor any person serving in an equivalent position for the Company may have been employed by the independent auditors and participated in any capacity in the audit of the Company during the one-year period preceding the date of the initiation of the audit.

Financial Statements and Reporting

•
Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

•
The Committee shall review with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K), including the Company's disclosure under Management's Discussion and Analysis of Financial Condition and Results of Operations, and review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61. The Committee shall determine whether to recommend inclusion of these financial statements in these reports.

•
The Committee shall review with management and the independent auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission, including the Company's disclosure under Management's Discussion and Analysis of Financial Condition and Results of Operations, and the matters required to be discussed by SAS No. 61, prior to the Company's filing of the Form 10-Q.

•
The Committee shall review with the independent auditors on a periodic basis:

(i)
all critical accounting policies and practices to be used in connection with the Company's financial statements and reporting;

(ii)
all alternative treatments of financial information under GAAP that have been discussed with management, the ramifications of such alternative treatments and the independent auditors' preferred treatment;

(iii)
any problems or difficulties the auditors may have encountered in the course of their audit work;

(iv)
any significant disagreements with management;

(v)
any management or internal control letter issued (or proposed to be issued) by the auditors to the Company; and

(vi)
the responsibilities, budget and staffing of the Company's internal audit function.

•
Discuss with the national office of the independent auditors any issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

•
Review the significant reports prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements.

•
The Committee shall discuss generally with management the types of information to be disclosed and types of presentations to be made in connection with earnings press releases and presentations to analysts and rating agencies.

•
The Committee shall review with management and the independent auditors: (i) material pending legal proceedings and any other contingent liabilities that may have a material impact on the Company's financial statements; (ii) the financial statement effects of pending regulatory and accounting initiatives, including any correspondence with governmental regulators or agencies or published reports that raise material issues regarding the Company's financial statements or accounting policies; and (iii) the potential impact of off-balance sheet structures on the Company's financial statements.

•
The Committee shall be responsible for the resolution of any disagreements between management and the independent auditors that arise in connection with the preparation of the Company's financial statements and the Company's financial reporting.

Internal Controls

•
The Committee shall consider and discuss with management and the independent auditors the quality and adequacy of the Company's internal controls.

•
The Committee shall discuss with management the Company's major financial risk exposures and the Company's guidelines and policies governing the process by which management assesses and manages the Company's exposure to risk.

•
The Committee shall review the adequacy of the staffing and budget of the Company's internal audit staff, including, without limitation, the Vice President of Internal Audit.

•
The Committee shall ensure that the internal audit staff have unrestricted access to all relevant documents, information and personnel.

•
The Committee shall obtain reports from management, the Company's senior internal auditing executive and the independent auditors that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics and advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

•
The Committee shall establish procedures for the receipt, retention and treatment of complaints and allegations which are received by or otherwise come to the attention of the Company regarding accounting, internal accounting controls or auditing matters, illegal conduct or non-compliance with Company policies.

•
The Committee shall establish procedures for employees of the Company to report to the Committee, on an anonymous and confidential basis, concerns with respect to accounting or auditing matters.

•
The Committee shall review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Company's periodic filings with the Securities and Exchange Commission about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

•
The Committee shall review and approve all related party transactions.

•
The Committee shall review a summary of all payments to lobbyists and consultants annually.

•
The Committee shall ascertain that the Company has adequate policies and practices for assuring the security of the Company's assets and proprietary information.

•
The Committee shall periodically meet with the General Counsel, the Gaming Surveillance/Internal Security Officer and Vice President of Regulatory Compliance, where deemed necessary by the Committee for the purpose of reviewing any significant criminal acts or noncompliance with regulatory matters.

PROCEDURES

•
In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

•
The Committee shall meet as often as deemed necessary or appropriate in its judgment, but generally at least quarterly, and may request any officer or other employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

•
The Committee shall meet on a periodic basis, in separate executive sessions, with each of management, internal auditors and the independent auditors.

•
The Committee shall review with the Board on a regular basis any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditors, or the performance of the internal audit function.

•
The Committee shall conduct an annual performance self-evaluation.

•
The Committee shall review the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for its approval.

•
The Committee shall prepare an Audit Committee Report for inclusion in the Company's proxy statement.

•
Minutes of each meeting are to be prepared and subsequently distributed to the Board. The Committee shall appoint a recording Secretary to complete and distribute the minutes.

COMMITTEE RESOURCES

        The Committee shall have the authority to engage, terminate and determine funding for independent counsel, experts and other advisors as it deems necessary to assist in the full performance of its functions, and the Company shall make such funding available to the Committee.

DISCLOSURE

        This Charter shall be made available on the Company's website at www.stationcasinos.com. The Company shall include a statement in its Annual Report to Stockholders on Form 10-K indicating that a copy of this Charter is available on its website and in print to any stockholder who requests a copy and specifying how such request may be made.

Appendix B

STATION CASINOS, INC.

SENIOR EXECUTIVE ANNUAL BONUS PLAN

1.    Purpose

        This annual incentive plan (the "Plan") is applicable to those employees of Station Casinos, Inc. (the "Company") and its subsidiaries who are executive officers of the Company ("Covered Employees"), including members of the Board of Directors who are such employees.

        The Plan is designed to reward, through additional cash or equity compensation, Covered Employees for their significant contribution toward improved profitability and growth of the Company.

2.    Eligibility

        All Covered Employees shall be eligible to be selected to participate in this Plan. The Committee shall select the Covered Employees who shall participate in this Plan in any year no later than 90 days after the commencement of the fiscal year of the Company (or no later than such earlier or later date as may be the applicable deadline (the "Determination Date") for the establishment of performance goals permitting the compensation payable to such Covered Employee for such year hereunder to qualify as "qualified performance-based compensation" under Treasury Regulation 1.162-27(e).

3.    Administration

        The Plan shall be administered by the Governance and Compensation Committee of the Board of Directors (the "Board"), or by another committee appointed by the Board (the Governance and Compensation Committee of the Board or such other committee, the "Committee"). The Committee shall be comprised exclusively of members of the Board who are "outside directors" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulation 1.162-27(e)(3). The Committee shall have the authority, subject to the provisions herein, (a) to select Covered Employees to participate herein; (b) to establish and administer the performance goals and the award opportunities applicable to each participant and certify whether the goals have been attained; (c) to construe and interpret the Plan and any agreement or instrument entered into under the Plan; (d) to establish, amend, and waive rules and regulations for the Plan's administration; and (e) to make all other determinations which may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and participants and anyone claiming under or through any of them.

4.    Establishment Of Performance Goals And Award Opportunities

        No later than the Determination Date for each year, the Committee shall establish in writing the method for computing the amount of compensation which will be payable under the Plan to each participant in the Plan for such year if the performance goals established by the Committee for such year are attained in whole or in part and if the participant's employment by the Company or a subsidiary continues without interruption during that year. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of the award that would otherwise be due upon attainment of the goals and may be different for each participant. No provision of this Plan shall preclude the Committee from exercising negative discretion with respect to any award hereunder, within the meaning of Treasury Regulation 1.162-27(e)(2)(iii)(A).

        No later than the Determination Date for each year, the Committee shall establish in writing the performance goals for such year, which shall be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or individual property level, and which shall include or exclude discontinued operations and acquisition expenses, as the Committee may determine: level of revenues, earnings per share, income before income taxes and cumulative effect of accounting changes, income before cumulative effect of accounting changes, net income, earnings before interest and taxes, return on assets, return on equity, return on capital employed, total stockholder return, market valuation, cash flow, earnings before interest, taxes, depreciation and amortization, capital expenditures and completion of acquisitions. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the participant's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.

5.    Maximum Award

        The maximum amount of compensation that may be paid under the Plan to any participant for any year is $9 million.

6.    Attainment Of Performance Goals Required

        Awards shall be paid under this Plan for any year solely on account of the attainment of the performance goals established by the Committee with respect to such year. Awards shall also be contingent upon the participant remaining employed by the Company or a subsidiary of the Company during such year. In the event of termination of employment by reason of death, disability or retirement (each as determined by the Committee) during the Plan year, an award shall be payable under this Plan to the participant or the participant's estate for such year, which shall be paid at the same time as the award the participant would have received for such year under paragraph 7 below had no termination of employment occurred, and which shall be equal to the amount of such award multiplied by a fraction the numerator of which is the number of full or partial calendar months elapsed in such year prior to termination of employment and the denominator of which is the number twelve. A participant whose employment terminates prior to the end of a Plan year for any reason not described above shall not be entitled to any award under the Plan for that year.

7.    Shareholder Approval And Committee Certification Contingencies; Payment Of Awards

        Payment of any awards under this Plan shall be contingent upon the affirmative vote of the shareholders of at least a majority of the votes cast (including abstentions) at the annual meeting of shareholders held in 2004. Unless and until such shareholder approval is obtained, no award shall be paid pursuant to this Plan. Payment of any award under this Plan shall also be contingent upon the Compensation Committee's certifying in writing that the performance goals and any other material terms applicable to such award were in fact satisfied, in accordance with applicable treasury regulations under Code Section 162(m). Unless and until the Committee so certifies, such award shall not be paid. Unless the Committee provides otherwise, (a) earned awards shall be paid promptly following such certification, and (b) such payment shall be made in cash (subject to any payroll tax withholding the Company may determine applies).

        To the extent necessary for purposes of Code Section 162(m), this Plan shall be resubmitted to shareholders for their reapproval with respect to awards payable for the taxable year of the Company commencing on or before the 5th anniversary of shareholder approval.

8.    Amendment, Termination And Term Of Plan

        The Board of Directors may amend, modify or terminate this Plan at any time. The Plan will remain in effect until terminated by the Board.

9.    Interpretation And Construction

        Any provision of this Plan to the contrary notwithstanding, (a) awards under this Plan are intended to qualify as "qualified performance-based compensation" under Treasury Regulation 1.162-27(e) and (b) any provision of the Plan that would prevent an award under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. No provision of the Plan, nor the selection of any Covered Employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any participant's employment, which shall remain "employment at will" unless an employment agreement between the Company and the participant provides otherwise. Both the participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.

10.    Governing Law

        The terms of this Plan shall be governed by the laws of the State of Nevada, without reference to the conflicts of laws principles thereof.

STATION CASINOS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 19, 2004
10:00 a.m. Local Time

GREEN VALLEY RANCH STATION CASINO
2300 Paseo Verde
Henderson, Nevada

Station Casinos, Inc. 2411 West Sahara Avenue Las Vegas, NV 89102	proxy

The undersigned hereby appoints FRANK J. FERTITTA III and SCOTT M NIELSON, and each of them, proxies each with full power of substitution, to vote all stock of the undersigned at the annual meeting (the "Meeting") of stockholders of Station Casinos, Inc. (the "Company") to be held May 19, 2004 at 10:00 a.m. local time at Green Valley Ranch Station Casino, 2300 Paseo Verde, Henderson, Nevada and/or at any adjournment of the Meeting, in the manner indicated on the reverse side, all in accordance with and as more fully described in the Notice of Annual Meeting and accompanying Proxy Statement for the Meeting, receipt of which is hereby acknowledged.

        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR AN ANNUAL MEETING—MAY 19, 2004. PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK *** EASY *** IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 18, 2004.

  •
  Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/stn/—QUICK *** EASY *** IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 18, 2004.

  •
  Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Station Casinos, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

\/ Please detach here \/

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of three directors to serve until the 2007 annual meeting:	01 Lorenzo J. Fertitta 02 Blake L. Sartini 03 James E. Nave, D.V.M.	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve the Company's Senior Executive Annual Bonus Plan.	☐	For	☐	Against	☐	Abstain
3.	To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2004.	☐	For	☐	Against	☐	Abstain
4.	To vote in their discretion on such other business as may properly come before the Meeting or any adjournment thereof.	☐	For	☐	Against	☐	Abstain

UNLESS AUTHORITY TO VOTE THEREFOR IS WITHHELD IN THIS PROXY CARD, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR THE PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE AFOREMENTIONED PROXIES.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, adminis-trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

VOTING
ITEM I NOMINEES FOR ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
PRINCIPAL STOCKHOLDERS OF THE COMPANY
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES IN 2003 AND THE 2003 OPTION VALUES
TABLE I
TABLE II
REPORT ON EXECUTIVE COMPENSATION1
REPORT OF AUDIT COMMITTEE2
STOCK PERFORMANCE GRAPH3
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ITEM II PROPOSED APPROVAL OF THE STATION CASINOS, INC. SENIOR EXECUTIVE ANNUAL BONUS PLAN
ITEM III RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
STOCKHOLDER PROPOSALS
  Appendix A
STATION CASINOS, INC. AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
  Appendix B
STATION CASINOS, INC. SENIOR EXECUTIVE ANNUAL BONUS PLAN